EXHIBIT 99.1
                              THE YORK GROUP, INC.

                         1996 EMPLOYEE STOCK OPTION PLAN

                                    ARTICLE I
                                     PURPOSE

        The purpose of this 1996 Employee Stock Option Plan (the "Plan") of The York Group, Inc., a Delaware corporation (the "Company"), is to secure for the Company and its stockholders the benefits arising from stock ownership by selected executive employees and other key employees of the Company or its subsidiaries as the Stock Option Committee (the "Committee") of the Board of Directors of the Company (the "Board") may from time to time determine. The Plan will provide a means whereby (i) such employees may purchase shares of the common stock, $0.01 par value per share (the "Common Stock"), of the Company pursuant to stock options which will qualify as "incentive stock options" under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and
(ii) such employees may purchase shares of the Common Stock of the Company pursuant to "non-incentive" or "non-qualified" stock options.

                                   ARTICLE II
                                 ADMINISTRATION

        The Plan shall be administered by the Committee which shall at all times consist of not less than two members of the Board, and all members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "1934 Act"). All members of the Committee shall be selected by (and serve at the pleasure of) the Board. Subject to the express provisions of the Plan and the policies of each stock exchange on which any of the Company's stock may at any time be traded, the Committee shall have plenary authority, in its discretion, to recommend to the Board the individuals within the class set forth in ARTICLE IV to whom, and the time and price per share at which, stock options shall be granted, the number of shares to be subject to each stock option and the other terms and provisions of their respective Agreements (as defined herein), which need not be identical. In making such recommendations and determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

        Subject to the express provisions of the Plan, the Committee shall have authority (i) to construe and interpret the Plan, (ii) to define the terms used therein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to recommend to the Board the terms and provisions, not inconsistent with any terms of the Plan, of the respective stock options (including, without limitation, any exercisability provisions in the event of a change in control or termination), (v) to approve and determine the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan, (vi) to waive the vesting period established in any stock option, (vii) to establish different terms and conditions pertaining to the effect of termination, and (viii) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and their legal representatives and beneficiaries. The Committee shall hold meetings at such times and places as it may determine. Acts by the majority of the Committee or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefore, or fill vacancies however caused, subject to the requirements that the members of the Committee shall be "disinterested persons" as described above and that there always be at least two members of the Committee. No member of the Committee shall be liable for any action, failure to act,

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determination or interpretation made in good faith with respect to the Plan or any transaction under the Plan.

                                   ARTICLE III
                   SHARES SUBJECT TO PLAN AND DURATION OF PLAN

        Under the Plan, the Board may, but only upon recommendation of the Committee, grant to eligible persons incentive stock options (as defined in the Code) and/or non-qualified stock options, to purchase up to but not exceeding an aggregate amount of 500,000 shares of the Company's Common Stock (subject to adjustment as provided in ARTICLE X). No individual may be granted options to purchase more than 250,000 shares under the Plan. Shares subject to stock options under the Plan may be either authorized and unissued shares or issued shares that have been acquired by the Company and held in its treasury, in the sole discretion of the Board. When stock options have been granted under the Plan and have lapsed unexercised or partially unexercised or have been surrendered for cancellation by the optionee thereof, the unexercised shares which were subject thereto may be reoptioned under the Plan. No stock options shall be granted more than 10 years after the effective date of the Plan.

                                   ARTICLE IV
                          ELIGIBILITY AND PARTICIPATION

        To the fullest extent permitted by applicable laws, all executive employees and other key employees of the Company or of any subsidiary corporation (as defined in Section 424(f) of the Code) shall be eligible for selection to fully participate in the Plan; provided, however, that no member of the Committee shall be entitled to receive a stock option under this Plan while serving as a member of the Committee. Directors of the Company who are not regular employees of the Company are not eligible to participate in the Plan. An individual who has been granted an option may, if such individual is otherwise eligible, be granted an additional option or options if the Board or the Committee shall so determine, subject to the other provisions of the Plan.

                                    ARTICLE V
                      TERMS AND CONDITIONS OF STOCK OPTIONS

        Each stock option granted under the Plan shall be evidenced by a stock option agreement (the "Agreement"), the form of which shall have been approved by the Committee. The Agreement shall be executed by the Company and the optionee and shall set forth the terms and conditions of the stock option, which terms and conditions shall include, but not be limited to the following:

        (a) OPTION PRICE. The option price shall be determined by the Committee, but shall not in any event be less than the par value of the Common Stock.

        (b) TERM OF STOCK OPTION. The term of the stock option shall be selected by the Committee, but in no event shall such term exceed ten years from the date such stock option is granted. Each stock option shall be subject to earlier termination as hereinafter provided.

        (c) TRANSFERABILITY. Except as set forth below, the stock options granted hereunder shall not be transferable other than by will or operation of the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. During the lifetime of the optionee, stock options granted hereunder shall be exercisable only by the optionee, the optionee's guardian or legal representative. In addition to non-transferable stock options, the Committee may grant stock options that are transferable, without payment of consideration, to immediate family members of the optionee or to trusts or partnerships for such family members; the Committee may also amend outstanding options to provide for such transferability.

        (d) VESTING. The Committee shall have complete discretion in determining when stock options granted

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hereunder are to vest. Such determination for each stock option is to be made prior to or at the time that stock option is granted and shall be set forth in each Agreement. On a case-by-case basis, the Committee may, in its sole discretion, accelerate the vesting of any stock option. The sale of shares of Common Stock issued upon the exercise of a stock option by any person subject to
Section 16 of the 1934 Act shall not be allowed until at least six months after the grant of the stock option.

        (e) TERMINATION OF EMPLOYMENT. In the event of an optionee's termination of employment with the Company for any reason other than death, all stock options shall terminate to the extent they were not exercisable at the date of the optionee's termination, but to the extent they were then exercisable by the optionee, the optionee shall be entitled to exercise such options for a period of 30 days from the date of the optionee's termination. Upon the termination of an optionee's employment by reason of death, the optionee's stock options shall terminate to the extent they were not exercisable at the date of the optionee's death, but to the extent they were then exercisable by the optionee, the optionee's estate or the beneficiaries thereof shall be entitled to exercise such options for a period of one year from the date of the optionee's death but not thereafter. Notwithstanding the foregoing termination provisions, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of termination, to the extent permitted by applicable federal and state law. Notwithstanding any other provisions of this subparagraph
(e), no stock option shall be exercised after the expiration of ten years from the date such stock option is granted.

        (f) OTHER CONDITIONS. At its sole discretion, the Committee may impose other conditions upon the stock options granted hereunder, so long as those conditions do not conflict with any other provisions of the Plan. Such conditions may include, by way of illustration, but not by way of limitation, percentage limitations upon the exercisability of stock options granted hereunder.

                                   ARTICLE VI
                             INCENTIVE STOCK OPTIONS

        The Committee, in recommending and granting stock options hereunder, shall have the discretion to determine that certain stock options shall be incentive stock options, as defined in Section 422 of the Code, while other stock options shall be non-qualified stock options. Neither the members of the Committee, the members of the Board nor the Company shall be under any obligation or incur any liability to any person by reason of the determination by the Committee or the Board whether a stock option granted under the Plan shall be an incentive stock option or a non-qualified stock option. The provisions of this ARTICLE VI shall be applicable to all incentive stock options at any time granted or outstanding under the Plan.

        All incentive stock options granted or outstanding under the Plan shall be granted and held subject to and in compliance with terms and conditions previously set forth in ARTICLES II, III, IV AND V hereof and, in addition, subject to and in compliance with the following further terms and conditions:

        (a) The per share option price of all incentive stock options shall not be less than 100% of the Fair Market Value (as defined below) of one share of the Company's Common Stock at the time the stock option is granted (notwithstanding any provision of ARTICLE V hereof to the contrary);

        (b) No incentive stock option shall be granted to any person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation of the Company; provided, however, that this ownership limitation will be waived if at the time the option is granted the per share option price is at least 110% of the Fair Market Value of one share of the Company's Common Stock and such stock option by its terms is not exercisable after the expiration of five years from the date such option is granted;

        (c) An incentive stock option shall not be transferable other than by will or the laws of descent and

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distribution, and shall be exercisable during the lifetime of the optionee, only by the optionee; and

        (d) The aggregate Fair Market Value of all shares of Common Stock (determined at the time of the grant of the stock option) with respect to which incentive stock options are exercisable for the first time by any optionee during any one calendar year shall not exceed $100,000.

                                   ARTICLE VII
                            EXERCISE OF STOCK OPTIONS

        Each stock option granted hereunder may be exercised in such installments during the period prior to its expiration date as the Committee shall determine; provided that, unless otherwise determined by the Committee, if the optionee shall not in any given installment period purchase all of the shares which the optionee is entitled to purchase in such installment period, then the optionee's right to purchase any shares not purchased in such installment period shall continue until the expiration date or sooner termination of the optionee's stock option.

        The purchase price of the shares of Common Stock acquired upon exercise of a stock option shall be paid in full at the time of exercise (a) in cash, check or by certified or cashier's check payable to the order of the Company,
(b) upon receipt of all required regulatory approvals, if any, by delivery of shares of Common Stock of the Company already owned by, and in the possession of, the stock option holder having a Fair Market Value equal to such stock option purchase price, or (c) in any other manner that the Committee may approve, including, without limitation, any arrangement the Committee may establish to enable individuals to simultaneously exercise stock options and sell the shares of Common Stock acquired thereby and apply the proceeds to the payment of the stock option purchase price therefor, or any combination thereof. Shares of Common Stock used to satisfy the exercise price of a stock option shall be valued at their Fair Market Value determined as of the close of business on the date such stock option is exercised, or if such date is not a business day, on the business day immediately preceding the date of exercise. Deliveries of cash, shares and notices to the Company shall be directed to the Secretary of the Company.

        No stock option granted hereunder shall be exercisable unless the Plan and all shares issuable on the exercise thereof have been registered under the Securities Act of 1933, as amended (the "1933 Act"), and all other applicable securities laws, and there is available for delivery a prospectus meeting the requirements of Section 10 of the 1933 Act, or the Company shall have first received assurance that registration under the 1933 Act and all other applicable securities laws is not required in connection with such issuance. At the time of exercise, if the shares with respect to which the stock option is being exercised have not been registered under the 1933 Act and all other applicable securities laws, the Company may require the optionee to provide the Company whatever written assurance counsel for the Company may require that the shares are being acquired for investment and not with a view to the distribution thereof, and that the shares will not be disposed of without the written opinion of counsel acceptable to the Company that registration under the 1933 Act and all other applicable securities laws is not required. Share certificates issued to the optionee upon exercise of the stock option shall bear a legend to the foregoing effect to the extent counsel for the Company deems it advisable.

                                  ARTICLE VIII
                        FAIR MARKET VALUE OF COMMON STOCK

        For purposes of the Plan, the term "Fair Market Value" on any date shall mean (i) if the Common Stock is not listed or admitted to trade on a national securities exchange and if bid and asked prices for the Common Stock are not furnished through NASDAQ or a similar organization as described below, the value established by the Committee, in its sole discretion, for purposes of the Plan;
(ii) if the Common Stock is listed or admitted to trade on a national securities exchange or national market system, the closing price of the Common Stock, as published in THE WALL STREET JOURNAL, so listed or admitted to trade on such date or, if there is no trading of the Common Stock on such date, then the closing price of the Common Stock on the next preceding date on which there was trading in such shares; or (iii) if the Common Stock is not listed or admitted to trade on a national securities exchange or national market system,

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the mean between the bid and asked price for the Common Stock on such date, as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. In addition to the above rules, Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

                                   ARTICLE IX
                                 WITHHOLDING TAX

        Upon (i) the disposition by an employee or other person of shares of Common Stock acquired pursuant to the exercise of an incentive stock option granted pursuant to the Plan within two years of the granting of the incentive stock option or within one year after exercise of the incentive stock option, or
(ii) the exercise of "non-incentive" or "non-qualified" options, the Company shall have the right to require such employee or such other person to pay the Company the amount of any taxes (including but not limited to any federal, state and local income taxes, old-age, survivors, and disability insurance premiums and taxes, medicare taxes, FICA taxes and any other withholding taxes) which the Company may be required to withhold with respect to such shares.

                                    ARTICLE X
                                   ADJUSTMENTS

        (a) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the Company's directors and stockholders, the number of shares provided for in each outstanding stock option and the price per share thereof, and the number of shares provided for in the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company's Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock), a stock split, a reverse stock split, or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, and shall also be proportionately adjusted in the event of a spin-off, spin-out, or other distribution of assets to stockholders of the Company, to the extent necessary to prevent dilution of the interests of grantees pursuant to the Plan or of the other stockholders of the Company, as applicable. If the Company shall engage in a merger, consolidation, reorganization or recapitalization, each outstanding stock option (or if such transaction involves less than all of the shares of the Company's Common Stock, then a number of stock options proportionate to the number of such involved shares), shall become exercisable for the securities and other consideration to which a holder of the number of shares of the Company's Common Stock subject to each such stock option would have been entitled to receive in any such merger, consolidation, reorganization or recapitalization.

        (b) SIGNIFICANT EVENT. In the event of a potential merger or consolidation involving the Company regardless of whether the Company is the surviving entity of such merger or consolidation, a potential liquidation or dissolution of the Company, a potential sale or other disposition by the Company of all or substantially all of its assets, a potential sale or other disposition by the stockholders of the Company of all or substantially all of the outstanding Common Stock to one purchaser (any such merger, consolidation, liquidation, dissolution or sale being referred to herein as a "Significant Event"), then the Company, upon obtaining approval of the Board, may (but shall not be required to) waive any and all restrictions on the vesting of optionees' rights under stock options granted pursuant to the Plan by providing written notice thereof to the optionees. If the Company, upon obtaining approval of the Board, elects to waive any such vesting restrictions, the optionees' rights under their respective stock options shall vest in accordance with the terms of such waiver, subject to the actual occurrence of the Significant Event. In consideration for any such waiver of vesting restrictions by the Company, the Company shall have the option (the "Termination Option") to require all optionees to exercise or have terminated their vested (determined after taking into account any waiver of vesting restrictions) but unexercised stock options upon the occurrence of the Significant Event, by providing written notice to all optionees at least 15 days before the occurrence of the Significant Event. Any exercise by an optionee in these circumstances may be conditioned upon the occurrence of the Significant Event. If the Company exercises the Termination Option under this paragraph (b), upon the actual occurrence of the Significant Event, each stock option that is vested (determined after taking into account any waiver of vesting restrictions) but unexercised

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as of such date shall terminate. If the potential Significant Event does not in fact occur for any reason, then any waiver by the Company of the vesting restrictions and any exercise by the Company of the Termination Option under this paragraph (b) shall have no effect, and the optionee's rights will be vested only to the extent that they would be vested if no restrictions on vesting had been waived by the Company herein.

        (c) CHANGE OF PAR VALUE. In the event of a change in the Company's Common Stock which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

        (d) MISCELLANEOUS. The adjustments provided for in this Article shall be made by the Committee whose determination in that respect shall be final, binding and conclusive. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect and no adjustment by reason thereof shall be made with respect to the number or price of shares of the Company's Common Stock subject to any stock option. The grant of a stock option pursuant to the Plan shall not affect in any way the right or power of the Company to, among other things, make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve or liquidate or sell or transfer all or any part of its business or assets.

                                   ARTICLE XI
                          PRIVILEGES OF STOCK OWNERSHIP

        No person entitled to exercise any stock option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon exercise of such stock option until certificates representing such shares shall have been issued and delivered. Upon exercise of a stock option, the person exercising the stock option shall be entitled to one or more stock certificates evidencing the shares acquired upon such exercise.

                                   ARTICLE XII
                           CONTINUATION OF EMPLOYMENT

        Nothing contained in the Plan (or in any stock option granted pursuant to the Plan) shall confer upon any employee any right to continue in the employ of the Company or any subsidiary corporation or constitute any contract or agreement of employment or interfere in any way with the right of the Company or any subsidiary corporation to reduce any person's compensation from the rate in existence at the time of the granting of a stock option or to terminate such person's employment. Nothing contained herein or in any Agreement shall affect any other contractual rights of an employee.

                                  ARTICLE XIII
                           AMENDMENT OR DISCONTINUANCE

        The Board or the Committee may at any time and from time to time amend, rescind, suspend or terminate the Plan, as it shall deem advisable, provided that the Plan may not be amended in any manner which would cause the Plan to no longer comply with the provisions of the Code applicable to incentive stock options, as such provisions shall read as of the time of amendment. In addition to Board approval of any amendment to the Plan, if the provisions of the Code applicable to incentive stock options, as such provisions shall read as of the time of amendment, requires stockholder approval of such amendment, then such amendment shall be approved (a) by the holders of a majority of the voting stock of the Company (voting as a single class) present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the state or other jurisdiction in which the Company is incorporated or (b) by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote

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thereon were present and voted.

        No change may be made in, and no amendment, rescission, suspension or termination of the Plan shall have an effect on, stock options previously granted under the Plan which may impair or alter the rights or obligations of the holders thereof, except that any change may be made in stock options previously granted with the consent of the optionees.

                                   ARTICLE XIV
                  EFFECTIVE DATE OF PLAN; STOCKHOLDER APPROVAL

        The Plan shall be effective as of January 24, 1996, the date on which it received the approval of a majority of the disinterested members of the Board. However, the Plan and all stock options granted under the Plan shall be void if the Plan is not approved by the stockholders within twelve (12) months from the date the Plan is approved by the Board. The Plan shall be deemed approved by the holders of the outstanding voting stock of the Company (a) by the affirmative votes of the holders of a majority of the outstanding voting stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the state or other jurisdiction in which the Company is incorporated or (b) by the written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Any options granted under the Plan prior to obtaining such stockholder approval shall be granted under the conditions that the options so granted (1) shall not be exercisable prior to such stockholder approval, and (2) shall become null and void if such stockholder approval is not obtained.